Exhibit 99.2

CONSENT OF INDEPENDENT VALUATION ADVISOR

We hereby consent to the description of our role in the real property valuation process set forth under the heading "July 31, 2025 NAV Per Share" in the Current Report on Form 8-K filed by Hines Global Income Trust, Inc. (Commission file number: 000-55599), on August 15, 2025 being included or incorporated by reference in the Registration Statement on Form S-3 (No. 333-221894) of Hines Global Income Trust, Inc., and the related prospectus that is a part thereof.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S. Inc.
Altus Group U.S. Inc.
August 15, 2025